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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1 and related Prospectus of Equitrans Midstream Corporation for the registration of 1,000,000 shares of its common stock and to the use therein of (i) our reports dated August 9, 2018, with respect to the combined consolidated financial statements of Equitrans Midstream Corporation Predecessor and the financial statements of Equitrans Midstream Corporation and (ii) our report dated April 13, 2017 (except for Note 13, as to which the date is August 9, 2018) with respect to the consolidated financial statements of Rice Midstream Holdings LLC.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
November 1, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm